Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

OF

CHINA RENEWABLE CONSTRUCTION MATERIALS INC.

WITH AND INTO

PLATO STAR ACQUISITION CORP. 1

Under Section 253 of the Delaware General Corporation Law

Plato Star Acquisition Corp. 1, a Delaware corporation (the “Surviving Corporation”), hereby certifies as follows:

FIRST:  The Board of Directors of the Surviving Corporation has resolved to merge China Renewable Construction Materials Inc., a Delaware corporation and its wholly-owned subsidiary (the “Subsidiary Corporation”), with and into the Surviving Corporation, a copy of such resolution is attached hereto as Exhibit A.

SECOND:  The Subsidiary Corporation was incorporated under the laws of the State of Delaware on April 28, 2011 under the name “China Renewable Construction Materials Inc.”

THIRD:  The Surviving Corporation was incorporated under the laws of the State of Delaware on February 19, 2010 under the name “Plato Star Acquisition Corp. 1.”

FOURTH:  Pursuant to Section 253(b) of the Delaware General Corporation Law, the Surviving Corporation shall change its name to “China Renewable Construction Materials Inc.”

FIFTH:  The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation are as follows:

DESIGNATION	NUMBER

Common Stock	10

Upon the effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation’s capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

Signed on May 3, 2011	PLATO STAR ACQUISITION CORP. 1

By: /s/ Chi Wu
Chi Wu President

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

PLATO STAR ACQUISITION CORP. 1

May 3, 2011

The undersigned, being all of the members of the Board of Directors of Plato Star Acquisition Corp. 1, a Delaware corporation (the “Corporation”), do hereby consent, pursuant to Section 141 of the Delaware General Corporation Law (“DGCL”), to the adoption of the following resolutions as of the date set forth above:

WHEREAS, the Board of Directors has determined that it is advisable, desirable and in the best interest of the Corporation to effectuate a merger (the “Merger”) pursuant to which its wholly-owned subsidiary, China Renewable Construction Materials Inc. (“CRCM”) will be merged with and into the Corporation, with the Corporation continuing as the surviving corporation and the officer and directors of the Corporation replacing the sole officer and director of CRCM; and

WHEREAS, the Board of Directors has determined it to be in the best interest of the Corporation to adopt the name of CRCM as its own;

NOW THEREFORE IT BE:

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized and directed to effect the Merger and, in accordance with Section 253(b) of the DGCL, to change the Corporation’s name to “China Renewable Construction Materials Inc.”; and it is further

RESOLVED, that the form, terms and provisions of the Certificate of Ownership and Merger (substantially in the form presented to this Board of Directors) and of the transactions contemplated thereby be, and they hereby are, in all respects approved; and that the sole officer of the Corporation be, and he hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, said Certificate of Ownership and Merger, with such additions, deletions and changes as the sole officer shall approve, with the execution thereof by the sole officer to be conclusive evidence of his approval of any such additions, deletions and changes; and it is further

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized to do any and all things reasonably necessary or customary in order to implement and consummate the Merger and the further transactions and actions contemplated thereby and by the foregoing resolutions; and it is further

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized to execute and deliver any and all agreements, instruments and documents, and to do any and all acts and things, and to pay such expenses and taxes as such officer may deem necessary or advisable to carry out fully the intents and accomplish the purposes of the foregoing resolutions.

This Unanimous Written Consent of the Board of Directors of the Corporation may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned, being all the members of the Board of Directors of the Corporation, has set their hands hereunto as of the 3rd day of May, 2011.

/s/ Chi Wu__________________________
Chi Wu

/s/ Ko-Hung Wang
Ko-Hung Wang